SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2013

CODESMART HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Florida	333-180653	45-4523372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Seventh Avenue, 7th Floor
New York, NY 10001
(Address of Principal Executive Offices)

646-248-8550
(Registrant’s telephone number)

 (former name or former address, if changed since last report)
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On September 16, 2013, CodeSmart Holdings, Inc. (the “Company”) issued 403,217 shares of common stock, par value $.0001 per share (“Common Stock”) to ECPC Capital, LLC (“ECPC”) as compensation for its services in the private placement of the Company’s Common Stock conducted during the period from June 2013 through August 2013. Such issuance of securities was later confirmed and documented by a financial advisory agreement between the Company and ECPC, dated October 7, 2013.

On September 27, 2013, the Company issued 375,000 shares of Common Stock to OmniView Capital LLC (“OmniView”) in consideration for OmniView’s financial consulting and advisory services to the Company pursuant to the consulting agreement entered between the Company and OmniView, dated September 25, 2013 (the “Consulting Agreement”). Under the Consulting Agreement, the Company will be obligated to issue another 375,000 shares to OmniView on the second anniversary of the Consulting Agreement.

The above referenced issuances of the Company’s securities were not registered under the Securities Act of 1933, and we relied on exemptions under Section 4(2) of the Securities Act of 1933 for such issuance.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CodeSmart Holdings, Inc.

Date: October 21, 2013	By:	/s/ Ira Shapiro
Name: Ira Shapiro
Title: Chief Executive Officer